FOR IMMEDIATE RELEASE

China Education Alliance, Inc. Reports Strong Third Quarter 2007 Results

Harbin, Heilongjiang Province, China - November 14, 2007 - China Education Alliance, Inc. (OTC Bulletin Board: CEUA.OB) (“China Education Alliance” or “the Company”), a leading distributor of educational resources, offering high-quality programs and training both through online networks and an on-site training center in China, today reported financial results for the third quarter ended September 30, 2007.

Third Quarter 2007 Highlights

•	Revenue increased 122.7% year over year to $5.1 million
•	Online education revenue rose 107.2% year over year to $3.6 million
•	Gross profit rose 165.6% to a record $4.1 million or 80.9% of sales, compared to 67.9% in the prior year
•	Net income grew 80% year over year to $2.2 million or $0.11 per fully diluted share

Third Quarter 2007 Results

Revenue in the third quarter increased to $5.1 million, up 122.7% from $2.3 million in the prior year, primarily reflecting strong growth of both the online education and training center businesses. Online education represented 71% of total revenue for the third quarter of 2007 versus 76.3% in the same period in prior year. The training center business generated the remaining 29% of total revenue for the third quarter of 2007 versus 23.7% in the third quarter last year. Net income increased 80% to $2.2 million from $1.2 million in last year’s third quarter. Earnings per share on a fully diluted basis were $0.11, compared to $0.06 per share in last year’s third quarter. China Education Alliance implemented a one-for-three reverse stock split, which became effective and began trading under the new symbol of CEUA.OB on October 12, 2007.

“We are very excited about the fast growth of our online education and training center businesses, and in particular the training center business, which grew rapidly due to an increase in vocational programs. Our online education business also performed well due to continued strong demand of our downloadable online materials, and increased advertising revenue,” commented Mr. Xiqun Yu, President, CEO and Director of China Education Alliance. “However, selling and administrative expenses rose more rapidly due to an increase in our sales team, advertising fees, debit card agency fees and consulting fees.”

Online education revenue was $3.6 million in the quarter, up 107.2% from $1.7 million in the third quarter of 2006, reflecting the increasing use of the internet for educational purposes.

Training center revenue for the third quarter were $1.5 million, up 172.7% from $540,910 in the third quarter last year. On a sequential basis, revenue from the training center increased by 133.5% as China Education Alliance offered more extensive face-to-face training courses relating to information technology.

Overall cost of sales increased by approximately $236,525 to $970,559 in the third quarter of 2007, as compared to approximately $734,034 in the third quarter of 2006. The increase in cost of sales reflected a $126,113 increase in the cost of sales for online education for the third quarter 2007 while the remaining $110,412 of the increase was from the training centers.

Gross profit increased to $4.1 million in the third quarter, up 165.6% from $1.6 million in the same quarter of 2006. Gross margin for the quarter was a record 80.9%, as compared to 67.9% in the same quarter a year ago. Gross margin was favorably impacted by the higher mix of both online education and training center revenue. The online education gross margin for the third quarter of 2007 reflected an increase in advertising revenue which has no substantial cost associated with it. The online education gross margin increased to 84.3% in third quarter of 2007 from 74.6% in the same period of 2006 because online education costs are somewhat fixed and margins increase with volume. The training center gross margin increased to 72.7% for the three months ended September 30, 2007 from 46.1% in the same period of last year due to less amortization of training center related intangible assets and decreased payments to lecturers.

Selling expenses were $1.6 million, or 30.9% of revenue, compared to $257,193, or 11.3% of revenue in the third quarter of 2006, due to increased expenses to build the marketing team and higher debit card agency expenses. General and administrative (“G&A”) expenses were $317,407, up from $75,795 in the third quarter of 2006 primarily due to an increase in salaries from overall business growth and an increase in travel and telephone expenses. As a percentage of revenue, G&A expenses increased to 6.2% in the third quarter, up from 3.3% last year.

Operating income in the third quarter was $2.1 million, up 76.2 % from $1.2 million in the same period a year ago. Operating margin was 41.2% in the third quarter, compared to 52.1% last year.

Net income for the third quarter was $2.2 million, up 80% from $1.2 million in the year earlier period. Fully diluted earnings per share were $0.11 compared to $0.06 in the comparable period for 2006.

Nine Month Financial Results

For the first nine months of 2007, total revenue was $12.5 million, up 116% from the prior year. Online education revenue was $10 million, up 124.5% from $4.4 million and represented 79.5% of total revenue. The training center business contributed 20.5% of revenue or $2.6 million, up 88.3% from $1.4 million in the first nine months of 2006. Gross profit for the first nine months of 2007 was $9.8 million, up 151.3% from gross profit of $3.9 million in the comparable period a year ago. Gross margin was 78.4% compared to 67.4% for the first nine months of 2007 and 2006, respectively. Income from operations for the nine month period was $5.2 million, up 62.6% from $3.2 million in the first nine months of 2006. Net income for the first nine months of 2007 was $4.5 million, up 43.1% from $3.2 million in the first nine months of last year. Fully diluted earnings per share were $0.22 for the first nine months of 2007, which compared to $0.16 in the same period of 2006.

Financial Condition

As of September 30, 2007, China Education Alliance had $9.3 million in cash and cash equivalents, $4.8 million in working capital, and no long-term debt. Shareholders’ equity was $12.4 million up from $7.2 million at December 31, 2006. The company generated $7.3 million in cash flow from operating activities in the first nine months of 2007.

Business Outlook

China Education Alliance’s revenue growth in the third quarter of 2007 increased dramatically due to strong demand for downloadable materials, as well as several new programs for vocational studies and certification programs, which provided new sources of income. Advertising income increased as the result of the increasing awareness of the company’s website, which resulted in more viewers coming to the Company’s website.

The Company is currently developing several new education programs and has established a research and development center for researching its educational business platform and resources. The Company has been continuously setting up new network servers each month in order to meet the fast growth of online users, which should help to provide incremental revenue and profits for the online education business.

China Education Alliance is now expanding its core business from its dominant market position in Heilongjiang Province to Jilin, Liaoning and other provinces by targeting the large and growing vocational education market nationwide. The Company has signed agreements with a few famous educational institutions regarding the vocational study programs and certification programs.

Mr. Yu said, “the Company formed a partnership with The Vocational Education Guidance Center of China last year, which enabled us to use their network to expand our business. Besides the acquisition of Harbin Nangang Compass Computer Training School and the partnership with Beida Qingniao APTEC Software Engineering in Heilongjiang Province, we are now negotiating with several new acquisition candidates to reinforce our on-site business expansion plans in other provinces. We believe the on-site training center business will gradually supplement the online education business, and we remain optimistic about both business segments in the future.”

Conference Call

The Company will host a conference call to discuss its third quarter 2007 results on November 14, 2007 at 9:00 am Eastern Standard Time. The management team will be on the call to discuss quarterly results and highlights and to answer questions. The toll-free number for U.S. participants is 888-339-2688. International participants can dial 617-847-3007. Passcode 85299117.

In addition to dial-in participation, the call will be broadcasted live over the Internet and a replay will be available for 90 days at http://phx.corporate-ir.net/playerlink.zhtml?c=178111&s=wm&e=1694458. Audio replay of the call will be available for seven days starting Wednesday, November 14, 2007 at 11:00 a.m., Eastern Time. The audio replay may be accessed at 1-888-286-8010 (U.S.) or 1-617-801-6888 (International). The required passcode is 47016923.

About China Education Alliance, Inc.

The Company is an educational resource company offering high-quality educational programs and training through both online networks and an on-site training center. The Company’s products include online test preparation materials, researchers’ materials, study guides, and audio recordings, vocational training services and vocational certifications. The Company conducts educational services through three main channels: a large educational online portal, educational software and media, and education and vocational training centers. The Company is currently selling educational products and services to families, provincial education officials, administrators, schools and teachers in China.

Safe Harbor Statement

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this press release, constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements include, without limitation, statements regarding our ability to prepare the company for growth, the Company’s planned expansion in 2007 and predictions and guidance relating to the Company’s future financial performance. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs and are not a guarantee of future performance but they involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, which may include, but are not limited to, such factors as unanticipated changes in product demand especially in the education industry, pricing and demand trends for the Company’s products, changes to government regulations, risk associated with operation of the Company’s new facilities, risk associated with large scale implementation of the company’s business plan, the ability to attract new customers, ability to increase its product’s applications, cost of raw materials, downturns in the Chinese economy, and other information detailed from time to time in the Company's filings and future filings with the United States Securities and Exchange Commission. Investors are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release, readers are cautioned not to place undue reliance on any of them and the Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

--Financial tables below--

China Education Alliance, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
For the Three and Nine Months Ended September 30, 2007 and 2006
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2007	2006	2007	2006
Revenues
Online education revenues	$3,613,550	$1,743,612	$9,958,203	$4,436,074
Training center revenues	1,474,969	540,910	2,566,298	1,362,705
Total revenue	5,088,519	2,284,522	12,524,501	5,798,779

Cost of Goods Sold
Online education costs	568,334	442,221	1,855,951	1,235,770
Training center costs	402,225	291,813	848,314	655,627
Total cost of goods sold	970,559	734,034	2,704,265	1,891,397

Gross Profit
Online education gross profit	3,045,216	1,301,391	8,102,252	3,200,304
Training center gross profit	1,072,744	249,097	1,717,984	707,078
Total gross profit	4,117,960	1,550,488	9,820,236	3,907,382

Operating Expenses
Selling expenses	1,573,632	257,193	3,412,798	465,086
Administrative	317,407	75,795	913,073	184,026
Depreciation and amortization	128,124	26,468	341,301	89,249
Total operating expenses	2,019,163	359,456	4,667,172	738,361

Other Income (Expense)
Other Income	243,156	-	298,650	-
Interest income	18,253	5,127	34,339	10,049
Interest expense	(49,094)	-	(542,173)	-
Total other income (expense)	212,315	5,127	(209,184)	10,049

Net Income Before Provision for Income Tax	2,311,112	1,196,159	4,943,880	3,179,070

Provision for Income Taxes
Current	158,469	-	395,214	-
Deferred	-	-	-	-
	158,469	-	395,214	-

Net Income Before Minority Interest	2,152,643	1,196,159	4,548,666	3,179,070

Minority Interest in loss of subsidiary	-	-	-	-

Net Income	$2,152,643	$1,196,159	$4,548,666	$3,179,070

Basic Earnings Per Share	$0.11	$0.06	$0.24	$0.16

Basic Weighted Average Shares Outstanding	19,321,667	19,305,000	19,319,249	19,305,741

Diluted Earnings Per Share	$0.11	$0.06	$0.22	$0.16

Diluted Weighted Average Shares Outstanding	20,284,937	19,305,000	20,282,519	19,305,741

The Components of Other Comprehensive Income
Net Income	$2,152,643	$1,196,159	$4,548,666	$3,179,070
Foreign currency translation adjustment	(210,170)	30,776	48,596	49,843

Comprehensive Income	$1,942,473	$1,226,935	$4,597,262	$3,228,913

China Education Alliance, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
For the Nine Months Ended September 30, 2007 and 2006
(Unaudited)

	2007	2006
Cash flows from operating activities
Net Income	$4,548,666	$3,179,070
Adjustments to reconcile net cash provided by
operating activities
Depreciation and amortization	601,441	238,621
Amortization of loan discount	420,639	-
Stock issued for services	15,900	-
Warrants issued for services	12,371	-
Net change in assets and liabilities
Inventories		449
Other receivables	40,535	-
Prepaid expenses and other	(90,338)	(65,647)
Accounts payable and accrued liabilities	239,609	(52,008)
Advances by customers	1,468,542	180,371

Net cash provided by operating activities	7,257,365	3,480,856

Cash flows from investing activities
Purchases of fixed assets	(1,738,502)	(217,816)

Net cash (used in) investing activities	(1,738,502)	(217,816)

Cash flows from financing activities
Issuance of common stock	-	7,000
Payments on loans	(1,530,000)	-
Proceeds from loans	3,400,000	1,530,000
Advances from(payments to) related parties	(237,443)	163,558

Net cash provided by financing activities	1,632,557	1,700,558

Effect of exchange rate	293,316	49,843

Net increase in cash	7,444,736	5,013,441

Cash and cash equivalents at beginning of year	1,838,339	597,444

Cash and cash equivalents at end of year	$9,283,075	$5,610,885

Supplemental disclosure of cash flow information

Interest paid	$297,838	$-
Taxes paid	$-	$-
Stock issued for services	$15,900	$-
Value of warrants issued for services	$12,371	$-
Value of warrants from convertible debt	$339,076	$-

China Education Alliance, Inc. and Subsidiaries
Condensed Consolidated Balance Sheet
September 30, 2007
(Unaudited)

September 30, 2007
Current Assets
Cash and cash equivalents	$9,283,075
Other receivables	15,000
Prepaid expenses	1,164,729
Total current assets	10,462,804

Property and equipment, net	6,909,429

Franchise rights	603,067
Goodwill	43,696

$18,018,996

Current Liabilities
Accounts payable and accrued expenses	$453,891
Deferred revenues	1,782,499
Loan from shareholder
Notes payable	3,400,000
Total current liabilities	5,636,390

Minority interest	-

Stockholders' Equity
Preferred stock ($0.001 par value, 20,000,000 shares authorized,
none issued and outstanding)	-
Common stock ($0.001 par value, 150,000,000 shares authorized,
19,321,667 issued and outstanding)	19,322
Additional paid-in capital	3,024,817
Accumulated other comprehensive income	671,158
Retained earnings	8,766,791
Total stockholders' equity before related parties offset	12,482,088
Advances to related parties	(99,482)
Total stockholders' equity net of advances to related parties	12,382,606

Total Liabilities and SE	$18,018,996

For More Information Please Contact:

Company Contact:
Mr. Xiqun Yu
Chairman and CEO
China Education Alliance, Inc.
Tel: +86-451-8233-5794
E-mail: yxq@edu-chn.com

Investor Relations Contact:
Mr. Crocker Coulson
President
CCG Elite Investor Relations
Tel: +1-646-213-1915 (NY Office)
E-mail: crocker.coulson@ccgir.com

###